Pricing Supplement dated January 29, 2008
           to the Product Prospectus Supplement dated January 7, 2008, the Prospectus Supplement dated February 28, 2007 and
                      the Prospectus dated January 5, 2007

       [RBC LOGO]     $2,109,000

                      Royal Bank of Canada
                      Principal Protected Currency Linked Notes, due January
                      29, 2010, Linked to the Positive Performance of Crude Rich Countries




     Royal Bank of Canada is offering the principal protected notes whose return is linked to the performance of the Reference Assets described below, which may be described in greater detail in the reference asset supplement attached to the product prospectus supplement as Annex A (the "reference asset supplement"). The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated January 7, 2008 describe terms that will apply generally to the principal protected notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.

Issuer:                 Royal Bank of Canada ("Royal Bank").

Issue:                  Senior Global Medium-Term Notes, Series C

Underwriter:            RBC Capital Markets Corporation

Interest rate           We will not pay you interest during the term of the
(coupon):               notes.

Principal Protection:   100%

Reference Assets:       The payment at maturity on the Notes are linked to the
                        value of a weighted basket (the "Basket") consisting of six currencies (each a "Basket Currency", and together, the "Basket Currencies"). Such weightings will be achieved by providing a Component Weight for each Basket
                        Currency.

                        Basket Currency                          Component Weight              Initial Reference Rate
                        ---------------                          ----------------              ----------------------
                        Saudi riyal/SAR                              16.6666%                          3.7490

                        Canadian dollar/CAD                          16.6666%                          0.9978

                        Russian ruble/RUB                            16.6666%                         24.4988

                        Mexican peso/MXN                             16.6666%                         10.8405

                        Brazilian real/BRL                           16.6666%                          1.7762

                        Norwegian krone/NOK                          16.6667%                          5.4326

Incorporated risk       The notes are subject to the risks set forth under the
factors:                heading "General Risks" in the product prospectus
                        supplement. In addition to those General Risks, the notes are also subject to the risks described in the product prospectus supplement on PS-9 in the section entitled "Risks Specific To Notes Linked To The
                        Performance Of A Currency, A Currency Index Or A Basket
                        Of Currencies Or Currency Indices."

Initial Valuation       January 29, 2008
Date:

Issue Date:             January 31, 2008

Maturity Date:          January 29, 2010

Term:                   The term of your notes is approximately 2 years.

Participation Rate:     150%

Payment at              At maturity, the investor receives the principal amount
                        invested (the "Principal Amount") plus an amount equal to the greater of:
                           1.   Zero (0%); and
                           2. The Principal Amount multiplied by the Basket Performance multiplied by the Participation Rate

Basket                  The Basket Performance is equal to the weighted return
Performance:            calculated using the following formula:

         SAR(I)-SAR(F)         CAD(I)-CAD(F)         RUB(I)-RUB(F)         MXN(I)-MXN(F)         BRL(I)-BRL(F)         NOK(I)-NOK(F)
16.6666%x(----------)+16.6666%x(----------)+16.6666%x(----------)+16.6666%x(----------)+16.6666%x(----------)+16.6667%x(-----------)
             SAR(F)                CAD(F)                RUB(F)                MXN(F)                BRL(F)                NOK(F)

                        Where, SAR(I), CAD(I), RUB(I), MXN(I), BRL(I), and NOK(I) are the Initial Rates for SAR, CAD, RUB, MXN, BRL, and NOK, respectively; SAR(F), CAD(F), RUB(F), MXN(F), BRL(F), and NOK(F) are the Final Rates for SAR, CAD, RUB, MXN, BRL, and NOK, respectively.

Special                 The notes are principal protected currency linked notes
features of the         offering enhanced participation in the performance of
notes:                  the Reference Assets at maturity. If the Basket
                        Performance is zero or negative, the return on the notes will be limited to the principal amount. See the section
                        "Certain Features of the Notes" beginning on Page PS-25 in the product prospectus supplement.

U.S. tax                We intend to treat the notes as subject to the special
treatment               rules applicable to contingent payment debt obligations
                        for U.S. federal income tax purposes. In accordance with these rules, you will be required to accrue interest income in accordance with the comparable yield and projected payment schedule for your notes. You should call RBC Capital Markets toll free at (866) 609-6009 to obtain this information. For a detailed discussion of the tax consequences of owning and disposing of your notes, please see the discussion under "Supplemental
                        Discussion of Federal Income Taxes" in the accompanying product supplement, "Certain Income Tax Consequences" in the accompanying prospectus supplement, and "Tax
                        Consequences" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Minimum                 $1,000 (except for certain non-U.S. investors for whom
Investment:             the minimum investment will be higher)

Denomination:           $1,000 (except for certain non-U.S. investors for whom
                        the denomination will be higher)

Final                   January 27, 2010, subject to extension for market and
Valuation               other disruptions.
Date:

Determination           Where the currency exchange rate is Saudi Arabian
of Final                Riyal/SAR, the Saudi Arabian Riyal/U.S Dollar fixing
Reference               rate, expressed as the amount of Saudi Riyals per one
Rates:                  USD, for spot settlement, based on the value of the spot
                        rate for SAR/USD in the interbank markets as observed through trades through the Electronic Broking System, or Reuters Dealing 3000, or various voice brokers, or by taking the arithmetic mean of applicable spot quotations received by three leading commercial banks, selected by the calculation agent, at approximately 10am, Jeddah time, for the relevant valuation date. If these spot quotations are available from fewer than three banks, then the calculation agent, in its sole discretion, shall determine which spot rate is available and reasonable to be used. If no spot quotation is available, then such exchange rate will be the rate the calculation agent, in its sole discretion, determines to be fair and reasonable under circumstances at approximately 10:00 a.m., Jeddah time, on such date.

                        Where the currency exchange rate is Mexican Peso/MXN, the MXN Spot is the MXN/USD Rate as observed through trades through the Electronic Broking System, Reuters Dealing 3000 and various voice brokers at approximately 10:00 a.m., New York City time, on the relevant valuation date, and expressed in foreign currency unit per U.S. dollar. If no spot quotation is available, then such exchange rate will be the rate the calculation agent, in its sole discretion, determines to be fair and reasonable under circumstances at approximately 10:00 a.m., New York City time, on such date.

                        The Reference Rate for each of the other Basket Currencies will be determined by reference to the exchange rates for spot settlement for the Basket Currencies, as defined in the reference asset supplement to the product prospectus supplement in the section "Currency Exchange Rates" on page R-28. In certain circumstances, the Final Reference Rate for the Reference Assets will be based on an alternate calculation for each Currency as described under "Unavailability of the Reference Price on a Valuation Date -- Reference Asset Consisting of Individual Foreign Currencies" in the product prospectus supplement.

Clearance and           DTC global (including through its indirect participants
Settlement:             Euroclear and Clearstream, Luxembourg as described under
                        "Description of Debt Securities -- Ownership and
                        Book-Entry Issuance" in the accompanying prospectus).

Currency:               U.S. dollars.

Listing: The notes will not be listed on any securities exchange or quotation system.

CUSIP:                  78008EX36

Calculation                 The Bank of New York.
agent:

Terms                   All of the terms appearing above the item captioned
Incorporated            "Listing" on the cover page of this pricing supplement
In the Master           and terms appearing under the caption "Additional Terms
Note:                   of the Principal Protected Notes" in the product the
                        prospectus supplement with respect to principal protected notes dated January 7, 2008.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 of the product supplement to read about investment risks relating to the principal protected notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus, prospectus supplement and product prospectus supplement. Any representation to the contrary is a criminal offense.

                                                                                              Per note           Total
                                                                                              --------           -----
Price to public.......................................................................     100%             $2,109,000
Underwriting discounts and commission.................................................     2.50%            $52,725.00
Proceeds to Royal Bank................................................................     97.50%           $2,056,275.00


The price to purchasers who maintain accounts with participating dealers in which asset-based fees are charged is 98.25% and the concession paid to such dealers is 0.75%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

We may use this pricing supplement in the initial sale of principal protected notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in principal protected notes after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.


                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the accompanying product prospectus supplement and reference asset supplement, dated January 7, 2008, the accompanying prospectus, dated January 5, 2007 and the accompanying prospectus supplement, dated February 28, 2007. The information in the accompanying product supplement, prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this pricing supplement. You should carefully consider, among other things, the matters set forth under "Additional Risk Factors" in the product prospectus supplement and the matters set forth under "Risk Factors" in the prospectus supplement dated February 28, 2007 as the principal protected notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the principal protected notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated January 7, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908000021/
     f1383424b3.txt



Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.


                              Hypothetical Returns

                 Sample Calculations of the Payment at Maturity

The examples set forth below are included for illustration purposes only. The Reference Rates of the Basket Currencies used to illustrate the calculation of Basket Performance are neither estimates nor forecasts of the References Rates of the Basket Currencies on the initial valuation date or the final valuation date on which the calculation of the Basket Performance, and in turn the payment at maturity, will depend. All examples assume that a holder has purchased Notes with an aggregate principal amount of $10,000, with a participation rate of 150% and that no extraordinary event has occurred.



Example 1--  Calculation of the payment at maturity where the Basket Performance is greater than or equal to 0%.
             Basket Performance:        45%
             Payment at Maturity:       $10,000 + ($10,000 x 45% x 150%) =
                                        $10,000 + $6,750 = $16,750
             On a $10,000 investment, a 45% Basket Performance results in a payment at maturity of $16,750, a 67.50% return on the Notes.



Example 2--  Calculation of the payment at maturity where the Basket Performance is less than 0%.
             Basket Performance:        -25%
             Payment at Maturity:       The  Payment at Maturity cannot be less
                                        than zero; therefore, the Payment at
                                        Maturity will be limited to the
                                        Principal Amount.
             On a $10,000 investment, a -25% Basket Performance results in a payment at maturity of $10,000, a 0% return on the Notes.


                             Historical Information


The graphs below set forth the historical performance of each Reference Asset. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing rates of the Reference Assets. The information provided in this table is for the second, third and fourth quarters of 2004, the four quarters of 2005, 2006, 2007 as well as for the period from January 1, 2008 through January 28, 2008.

We obtained the information regarding the historical performance of the Reference Asset in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Reference Assets should not be taken as an indication of future performance, and no assurance can be given as to the market rates of the Reference Assets on the final valuation date. We cannot give you assurance that the performance of the Reference Assets will result in any return in addition to your initial investment.

                           Value in USD of one (1) SAR
                                (Jan-98 - Jan-08)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                               High Intra-Day          Low Intra-Day           Closing Rate of
   Period-Start          Period-End             Rate of the             Rate of the             the Reference
       Date                 Date              Reference Asset         Reference Asset               Asset
       ----                 ----              ---------------         ---------------               -----
     4/1/2004             6/30/2004               3.7521                   3.7483                   3.7502
     7/1/2004             9/30/2004               3.7522                   3.7466                   3.7501
    10/1/2004            12/31/2004               3.7521                   3.7475                   3.7502

     1/1/2005             3/31/2005               3.7513                   3.7425                   3.7503
     4/1/2005             6/30/2005               3.7513                   3.7475                   3.7502
     7/1/2005             9/30/2005               3.7544                   3.7404                   3.7529
    10/1/2005            12/30/2005               3.7565                   3.749                    3.7503

     1/1/2006             3/31/2006               3.7516                   3.7494                   3.7506
     4/1/2006             6/30/2006               3.7519                   3.7405                   3.75
     7/1/2006             9/29/2006               3.7515                   3.7404                   3.7505
    10/1/2006            12/29/2006               3.7519                   3.744                    3.7505

     1/1/2007             3/31/2007               3.7523                   3.7483                   3.7503
     4/1/2007             6/30/2007               3.7516                   3.7487                   3.7508
     7/1/2007             9/30/2007               3.7522                   3.734                    3.734
    10/1/2007            12/31/2007               3.7601                   3.705                    3.7506

     1/1/2008             1/28/2008               3.7526                   3.72                     3.7485


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Value in USD of one (1) CAD
                                (Jan-98 - Jan-08)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                               High Intra-Day          Low Intra-Day           Closing Rate of
   Period-Start          Period-End             Rate of the             Rate of the             the Reference
       Date                 Date              Reference Asset         Reference Asset               Asset
       ----                 ----              ---------------         ---------------               -----
     4/1/2004             6/30/2004               1.4002                   1.3038                   1.3328
     7/1/2004             9/30/2004               1.3384                   1.2592                   1.2613
    10/1/2004            12/31/2004               1.2755                   1.1718                   1.2019

     1/1/2005             3/31/2005               1.2583                   1.1948                   1.2104
     4/1/2005             6/30/2005               1.2734                   1.2068                   1.2251
     7/1/2005             9/30/2005               1.2479                   1.1588                   1.163
    10/1/2005            12/30/2005               1.1977                   1.1428                   1.162

     1/1/2006             3/31/2006               1.1797                   1.13                     1.1686
     4/1/2006             6/30/2006               1.1772                   1.0932                   1.1163
     7/1/2006             9/29/2006               1.1459                   1.1032                   1.118
    10/1/2006            12/29/2006               1.1669                   1.1147                   1.1659

     1/1/2007             3/31/2007               1.1876                   1.1501                   1.154
     4/1/2007             6/30/2007               1.16                     1.047                    1.0654
     7/1/2007             9/30/2007               1.0866                   0.9915                   0.9923
    10/1/2007            12/31/2007               1.0249                   0.9059                   0.9984

     1/1/2008             1/28/2008               1.0379                   0.9842                   1.0036


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Value in USD of one (1) RUB
                                (Jan-98 - Jan-08)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                               High Intra-Day          Low Intra-Day           Closing Rate of
   Period-Start          Period-End             Rate of the             Rate of the             the Reference
       Date                 Date              Reference Asset         Reference Asset               Asset
       ----                 ----              ---------------         ---------------               -----
     4/1/2004             6/30/2004               29.095                  28.495                   29.0697
     7/1/2004             9/30/2004               29.2895                 28.985                   29.2229
    10/1/2004            12/31/2004               29.23                   27.72                    27.72

     1/1/2005             3/31/2005               28.315                  27.4395                  27.8621
     4/1/2005             6/30/2005               28.695                  27.686                   28.63
     7/1/2005             9/30/2005               28.85                   28.1325                  28.4977
    10/1/2005            12/30/2005               29.005                  28.405                   28.7414

     1/1/2006             3/31/2006               28.742                  27.6376                  27.7049
     4/1/2006             6/30/2006               27.7816                 26.6887                  26.8455
     7/1/2006             9/29/2006               27.09                   26.6359                  26.7958
    10/1/2006            12/29/2006               27.0065                 26.1482                  26.3255

     1/1/2007             3/31/2007               26.6225                 25.9405                  25.988
     4/1/2007             6/30/2007               26.0827                 25.6611                  25.7428
     7/1/2007             9/30/2007               25.9198                 24.8417                  24.8595
    10/1/2007            12/31/2007               25.0828                 24.208                   24.6345

     1/1/2008             1/28/2008               24.9325                 24.2452                  24.474


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Value in USD of one (1) MXN
                                (Jan-98 - Jan-08)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                               High Intra-Day          Low Intra-Day           Closing Rate of
   Period-Start          Period-End             Rate of the             Rate of the             the Reference
       Date                 Date              Reference Asset         Reference Asset               Asset
       ----                 ----              ---------------         ---------------               -----
     4/1/2004             6/30/2004               11.7075                 11.1215                  11.4865
     7/1/2004             9/30/2004               11.636                  11.305                   11.382
    10/1/2004            12/31/2004               11.5813                 11.0716                  11.147

     1/1/2005             3/31/2005               11.436                  10.9615                  11.1702
     4/1/2005             6/30/2005               11.276                  10.7307                  10.749
     7/1/2005             9/30/2005               10.916                  10.54                    10.759
    10/1/2005            12/30/2005               10.974                  10.3984                  10.6349

     1/1/2006             3/31/2006               11.0697                 10.4236                  10.874
     4/1/2006             6/30/2006               11.5184                 10.804                   11.34
     7/1/2006             9/29/2006               11.5125                 10.7332                  10.9837
    10/1/2006            12/29/2006               11.1194                 10.6825                  10.8188

     1/1/2007             3/31/2007               11.2555                 10.754                   11.0448
     4/1/2007             6/30/2007               11.0641                 10.696                   10.8076
     7/1/2007             9/30/2007               11.3288                 10.698                   10.9355
    10/1/2007            12/31/2007               11.03                   10.6395                  10.9088

     1/1/2008             1/28/2008               11.0203                 10.8562                  10.8671


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Value in USD of one (1) BRL
                                (Jan-98 - Jan-08)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                               High Intra-Day          Low Intra-Day           Closing Rate of
   Period-Start          Period-End             Rate of the             Rate of the             the Reference
       Date                 Date              Reference Asset         Reference Asset               Asset
       ----                 ----              ---------------         ---------------               -----
     4/1/2004             6/30/2004               3.242                    2.8655                   3.085
     7/1/2004             9/30/2004               3.0919                   2.8465                   2.8608
    10/1/2004            12/31/2004               2.8958                   2.6492                   2.656

     1/1/2005             3/31/2005               2.7854                   2.5525                   2.679
     4/1/2005             6/30/2005               2.68                     2.3323                   2.3325
     7/1/2005             9/30/2005               2.5117                   2.2085                   2.2275
    10/1/2005            12/30/2005               2.4                      2.154                    2.3355

     1/1/2006             3/31/2006               2.354                    2.098                    2.164
     4/1/2006             6/30/2006               2.4035                   2.051                    2.165
     7/1/2006             9/29/2006               2.2359                   2.1219                   2.169
    10/1/2006            12/29/2006               2.2035                   2.1268                   2.1355

     1/1/2007             3/31/2007               2.1607                   2.0317                   2.059
     4/1/2007             6/30/2007               2.061                    1.8957                   1.9291
     7/1/2007             9/30/2007               2.1385                   1.8292                   1.833
    10/1/2007            12/31/2007               1.8705                   1.727                    1.779

     1/1/2008             1/28/2008               1.8408                   1.7295                   1.783


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Value in USD of one (1) NOK
                                (Jan-98 - Jan-08)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                               High Intra-Day          Low Intra-Day           Closing Rate of
   Period-Start          Period-End             Rate of the             Rate of the             the Reference
       Date                 Date              Reference Asset         Reference Asset               Asset
       ----                 ----              ---------------         ---------------               -----
     4/1/2004             6/30/2004               7.0199                   6.6252                   6.926
     7/1/2004             9/30/2004               7.0601                   6.6721                   6.7073
    10/1/2004            12/31/2004               6.7737                   6.0306                   6.0805

     1/1/2005             3/31/2005               6.6263                   6.0604                   6.3385
     4/1/2005             6/30/2005               6.6231                   6.2206                   6.5328
     7/1/2005             9/30/2005               6.7039                   6.1758                   6.5468
    10/1/2005            12/30/2005               6.8231                   6.4146                   6.7442

     1/1/2006             3/31/2006               6.8626                   6.5028                   6.5525
     4/1/2006             6/30/2006               6.5972                   5.9721                   6.2214
     7/1/2006             9/29/2006               6.6226                   6.1005                   6.5333
    10/1/2006            12/29/2006               6.7881                   6.0788                   6.236

     1/1/2007             3/31/2007               6.497                    6.0612                   6.0826
     4/1/2007             6/30/2007               6.1385                   5.887                    5.8943
     7/1/2007             9/30/2007               6.0344                   5.384                    5.3875
    10/1/2007            12/31/2007               5.6147                   5.2436                   5.4367

     1/1/2008             1/28/2008               5.6252                   5.2466                   5.456


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Specific Investment Considerations

The notes are intended to be held to maturity. Your principal is only protected (to the extent specified on the front cover of this pricing supplement) if you hold the notes until maturity. If you sell your notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your notes sold and may incur a substantial loss. There may be little or no secondary market for the notes. In addition, the price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

You may not realize a gain on the note. If the Basket Performance is zero or negative on the Final Valuation Date, the payment at maturity with respect to each note will be limited to the principal amount. This will be true, even where the Basket Performance was positive as of some date or dates prior to the Final Valuation Date, because the payment at maturity will be calculated solely on the basis of the Basket Performance (or otherwise determined by the calculation agent, in the case of a market disruption event) as of the Final Valuation Date. The notes are intended to be held to maturity.

The notes are unsecured. The notes are solely the unsecured obligations of Royal Bank. An investment in the notes does not constitute a deposit and neither the notes nor your investment in the notes are insured by the Canada Deposit Insurance Corporation, the Federal Deposit Insurance Corporation or any other private or governmental agency. The business and affairs of Royal Bank may affect the market value of your Notes.

The values of the Basket Currencies and the U.S. Dollar are affected by many complex factors. The Basket Currency exchange rates are a result of the supply of and demand for each currency, and changes in foreign exchange rates may result from the interactions of many factors including economic, financial, social and political conditions in the United States, Saudi Arabia, Canada, Russia, Mexico, Brazil and Norway. These conditions include, for example, the overall growth and performance of the economies of the United States and the Basket Currencies; the trade and current account balances between the U.S. on the one hand and the Basket Currencies on the other; the financing and capital account balances between the U.S. on the one hand and the Basket Currencies on the other; market interventions by the Federal Reserve Board or the respective governmental and banking authorities responsible for setting foreign exchange policies in Saudi Arabia, Canada, Russia, Mexico, Brazil and Norway; inflation, interest rate levels, the performance of stock markets, and the stability of the governments and banking systems in the United States and the Basket Currencies; wars that any of the United States and the Basket Currencies are directly or indirectly involved in or wars that occur anywhere in the world; major natural disasters in the United States and the Basket Currencies; and other foreseeable and unforeseeable events.

Certain relevant information relating to the Basket Currencies may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the notes should be aware of the possible lack of availability of important information that can affect the value of the Basket Currencies relative to the U.S. Dollar and must be prepared to make special efforts to obtain that information on a timely basis.

The liquidity, market value and maturity payment amount of the notes could be affected by the actions of the governments of the Basket Currencies. Exchange rates of the currencies of most economically developed nations and of many other nations, including Canada, Russia, Mexico, Brazil, and Norway, are "floating," meaning they are permitted to fluctuate in value relative to the U.S. Dollar. The Saudi Arabian riyal currently operates in a "managed float," where the central bank of Saudi Arabia monitors the exchange rate for the Saudi Arabian riyal relative to the U.S. Dollar and "pegs" it at a specific target rate (currently 3.75 SAR : 1 USD). Therefore, as currently managed, the Saudi Arabian riyal is unlikely to contribute significantly to either an increase or decrease in the value of the Basket. However, governments of many nations, from time to time, may change their policy with respect to the "floating" or "managed float" policy that relates to their currency in response to economic forces. Governments, including the governments of Canada, Russia, Mexico, Brazil, Norway and Saudi Arabia use a variety of techniques, such as intervention by their central banks or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue a new currency to replace an existing currency or alter its exchange rate or relative exchange characteristics by devaluing or revaluing the currency. Thus, a special risk in purchasing the notes is that their liquidity, trading value and amounts payable could be affected by the actions of the governments of Canada, Russia, Mexico, Brazil, Norway and Saudi Arabia that could change or interfere with currency valuations that are currently determined by current market practices, by fluctuations in response to other market forces, and the movement of currencies across borders. There will be no adjustment or change in the terms of the notes if exchange rates become fixed, if there is any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, if there is an issuance of a replacement currency, or if other developments affect any or all of the Basket Currencies, the U.S. Dollar, or any other currency.

Potential conflicts of interest. We and our affiliates expect to engage in trading activities related to the Reference Assets that may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities could influence the rates of the Reference Assets and, therefore, the market value of the notes.

Insurance companies, employee benefit plans and non-U.S. holders. Any insurance company or fiduciary of a pension plan or other employee benefit plan or any non-U.S. holder of the notes should consult with its own advisors to determine whether an investment in the notes is suitable for you. Non-U.S. holders are subject to particular risks that are not described in the product supplement.


                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about January 31, 2008 which is the second business day following the Initial Valuation Date (this settlement cycle being referred to as "T+2"). See "Supplemental Plan of Distribution" in the prospectus supplement dated February 28, 2007.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement, the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.




                                   $2,109,000



                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

         Principal Protected Currency Linked Notes, due January 29, 2010

           Linked to the Positive Performance of Crude Rich Countries



                                January 29, 2008